Exhibit 2

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 10th day of December, 2003, by and between GloTech Industries, Inc., a Nevada corporation ("GloTech") and Intra-Asia Entertainment Corporation, a Delaware corporation ("Intra-Asia") and those certain shareholders of Intra-Asia ("Shareholders") identified on Exhibit A, with reference to the following:

A.

GloTech is a Nevada corporation organized on August 3, 1998. GloTech has authorized capital stock of 50,000,000 common shares and 10.000.000 preferred shares, $.001 par value, of which 27,398,571 common shares are issued and outstanding and no preferred shares are issued and outstanding;

B.

Intra-Asia is a privately held corporation organized under the laws of the State of Delaware on June 1, 1991 and Intra-Asia has authorized capital stock of 3,000.000 common shares $.00 I par value, of which 2.800,000 shares are issued and outstanding and no preferred shares are authorized. issued and/or outstanding;

C.

The respective Boards of Directors of GloTech and Intra-Asia have deemed it advisable and in the best interests of GloTech and Intra-Asia that Intra-Asia be acquired by GloTech, pursuant to the terms and conditions set forth in this Agreement;

D.

GloTech and Intra-Asia propose to enter into this Agreement which provides among other things that not less than 91 % of the outstanding shares of Intra-Asia be acquired by GloTech, in exchange for up to 56,000.000 shares of GloTech and such additional items as more fully described in the Agreement; and

	E.	The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)( I )(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration. receipt and sufficiency of which are hereby acknowledged. the parties hereto agree as follows:

ARTICLE I.
THE ACQUISITION

1.01

At the Closing. not less than 2.550.189 common shares. which represents not less than 91 % of the outstanding shares of Intra-Asia shall be acquired by GloTech in exchange for up to 56,000.000 restricted common shares of GloTech (the "Shares") on the basis of 20 shares of GloTech to be issued for each share of Intra-Asia tendered as provided herein. The Shares of Intra-Asia to be exchanged and the Shares of GloTech to be issued in this transaction shall be exchanged and issued as set forth in Exhibit A to this Agreement which number of Shares are incorporated herein by reference. It is the intent of all parties that all shareholders of Intra-Asia, as listed on Schedule HH, shall have the right to tender their shares and receive shares of GloTech in the manner provided herein upon the basis and ration of 20 shares of GloTech to be issued for each share of Intra-Asia tendered and upon such agreement by each such shareholder of Intra-Asia to the representations set forth in Exhibit B and upon such other terms and conditions as deemed necessary by counsel for Intra-Asia.

1.02

At the Closing, the Intra-Asia shareholders listed in Exhibit A will deliver certificates for the shares of lntra-Asia listed in Exhibit A, duly endorsed so as to make GloTech the sole holder thereof, free and clear of all claims and encumbrances and GloTech shall deliver a transmittal letter directed to the transfer agent of GloTech directing the issuance of the Shares to the shareholders of Intra-Asia as set forth on Exhibit A of this Agreement.

1.03

Following the reorganization there will be a total of up to 61.1 00,000 common shares, $.001 par value, issued and outstanding in GloTech and no preferred shares will be issued and outstanding, assuming only complete tender of 100% of the outstanding shares in Intra-Asia.

1.04	Following the reorganization, Intra-Asia will be a majority-owned subsidiary of GloTech.

ARTICLE II.
THE CLOSING

2.01

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at Suite 400, The Marmaduke Building, 520 South Fourth Avenue. Louisville. KY 40202 on or before December 17, 2003, (the "Closing Date") or at such other place or date and time as may be agreed to by the parties hereto.

2.02	The following conditions are a part of this Agreement and must be completed on the Closing Date, or such other date specified by the parties:

(a)

Those directors listed on Schedule II will be appointed to, and shall be the sole members of, the Board of Directors of GloTech. Those directors listed on Schedule I shall resign as directors of GloTech.

	(b)	Those officers listed on Schedule I will resign as officers of GloTech and those officers listed on Schedule 2 shall be appointed as officers as specified thereon.

(c)

GloTech will obtain the necessary approval and amend its Articles of Incorporation to change the name of the Company to "Intra-Asia Entertainment Corporation" or such similar name as is available in the State of Nevada.

(d)

As of the Closing Date, GloTech will cause to be effective reverse split of its then issued and outstanding common stock at a ratio of 5.37 previously extant shares for each issued and outstanding share such that the total issued and outstanding stock following the reverse split and acquisition of stock from all Intra-Asia holders shall total no more than 61,100,000 shares.

	(e)	GloTech shall cause to be increased the number of authorized shares to 150,000,000 shares of its common stock, as of the Closing Date.

(f)

Intra-Asia agrees to pay up to $10,000.00 in expenses but all other legal fees and expenses related to the preparation of this Agreement and related documents and filings shall be borne by GloTech for which payment shall be arranged and completed prior to the Closing Date.

	(g)	Intra-Asia agrees to submit the appropriate application and fees to have the Company listed in Standard & Poors following the Closing of this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF GLOTECH

3.01	GloTech hereby represents and warrants to Intra-Asia as follows:

	(a)	GloTech shall deliver to Intra-Asia. on or before Closing, each of the following:

(1)

Financial Statements. Audited financial statements of GloTech including, but not limited to, balance sheets and profit and loss statements from the fiscal years ended December 2001 and 2002, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of GloTech at the dates thereof. (Schedule A)

		(2)	Property. An accurate list and description of all property. real or personal, owned by GloTech of a value equal to or greater than $1,000.00. (Schedule B)
(3)

Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule B (Schedule C.) together with a complete and accurate list of all debts. liabilities and obligations of GloTech incurred or owing as of the date of this Agreement. (Schedule C.1.)

(4)

Leases and Contracts. A complete and accurate list describing all material leases (whether of real or personal property) and each contract, promissory note, mortgage. license. franchise, or other written agreement to which GloTech is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by GloTech (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31. 2002, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule D.)

		(5)	Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of GloTech for the repayment of borrowed money. (Schedule E.)
(6)

Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing. or where consent to an acquisition, Consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F.)

		(7)	Articles and Bvlaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of GloTech together with all amendments thereto to the date hereof. (Schedule G.)
(8)

Shareholders. A complete list of all persons or entities holding capital stock of GloTech (as certified by GloTech's transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of GloTech (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H.)

		(9)	Officers and Directors. A complete and current list of all Officers and Directors of GloTech, each of whom shall resign effective as of the Closing Date. (Schedule 1.)
(10)

Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of GloTech who received $1,000.00 or more in aggregate compensation from GloTech whether in salary, bonus or otherwise, during the year 2002, or who is presently scheduled to receive from GloTech a salary in excess of $1,000.00 during the year ending December 31, 2003, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are "at will" employees of GloTech. (Schedule J.)

(11)

Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of GloTech threatened. which may materially and adversely affect GloTech. (Schedule K.)

		(12)	Tax Returns. Accurate copies of all Federal and State tax returns for GloTech for the last fiscal year. (Schedule L.)
(13)

Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by GloTech under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year. (Schedule M.)

(14)

Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which GloTech has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule N.)

		(15)	Jurisdictions Where Qualified. A list of all jurisdictions wherein GloTech is qualified to do business and is in good standing. (Schedule O.)
(16)

Subsidiaries. A complete list of all subsidiaries of GloTech. (Schedule P.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which GloTech has an interest, direct or indirect.

		(17)	Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of GloTech, if any. (Schedule Q.)
		(18)	Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which GloTech may have, other than those listed in the schedule on Union Matters. (Schedule R.)
(19)

Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of GloTech in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule S.)

(20)

Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming GloTech as an insured or beneficiary or as a loss payable payee or for which GloTech has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by GloTech regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming GloTech as beneficiary covering the business activities of GloTech. (Schedule T.)

(21)

Customers. A complete and accurate list (in all material respects) of the customers of GloTech, including presently effective contracts of GloTech to be assigned to GloTech, accounting for the principle revenues of GloTech, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2002 (including but not limited to subscribers to the services or materials or publications of GloTech for the previous 2 years). (Schedule U.)

		(22)	Licenses and Permits. A complete list of all licenses, permits and other authorizations of GloTech. (Schedule V.)

(b)

Organization, Standing and Power. GloTech is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

(c)

Qualification. GloTech is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on GloTech or its business operations. Such jurisdictions, vvhich are the only jurisdictions in which GloTech is duly qualified and licensed as a foreign corporation. are shown in Schedule O.

(d)

Capitalization of GloTech. The authorized capital stock of GloTech consists of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. $.001 par value, which number of authorized shares shall be increased to 150,000,000 shares, as of the Closing Date, of which the only shares issued and outstanding shall be common shares issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefrom.. There are no preemptive rights with respect to the GloTech stock. There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of GloTech.

(e)

Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of GloTech. This Agreement constitutes the valid and binding obligation of GloTech enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by GloTech and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of GloTech's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which GloTech is a party or bound by.

(f)

Absence of Undisclosed Liabilities. GloTech has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, GloTech shall have no assets or liabilities other than those disclosed in its schedules together with those resulting from the acquisition of Intra-Asia. GloTech agrees that its assets will be of sufficient nature and value so as to payoff all liabilities when required by Intra-Asia without use, sale or pledging any assets of Intra-Asia. This guarantee shall survive the Closing.

(g)

Absence of Changes. Since December 31,2002 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of GloTech, except for changes resulting from completion of those transactions described in Section 2.02(e) and Section 5.01

(h)

Tax Matters. All taxes and other assessments and levies which GloTech is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by GloTech in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes. both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.01(f) includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by GloTech income or business prior to the Closing Date.

(i)

Options, Warrants, Etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which GloTech or its shareholders are a party or by which GloTech or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of GloTech or any securities representing the right to purchase or otherwise receive any such capital stock of GloTech.

(j)

Title to Assets. Except for liens set forth in Schedule C, GloTech is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(k)

Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which GloTech is a party are valid and in full force and effect on the date hereof, and GloTech has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of GloTech.

(l)

Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either GloTech or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of GloTech. GloTech has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(m)

Governmental Regulation. To the knowledge of GloTech and except as set forth in Schedule K, GloTech is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of GloTech.

(n)

Brokers and Finders. GloTech shall be solely responsible for payment to any broker or finder retained by GloTech for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. GloTech has not agreed to pay any fees or commissions to any party.

(o)

Accuracy of Information. No representation or warranty by GloTech contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to Intra-Asia pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material tact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(p)

Subsidiaries. Except as listed in Schedule P, GloTech does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

(q)

Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by GloTech or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

(r)

Improper Payments. Neither GloTech, nor any person acting on behalf of GloTech has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of GloTech, (b) any customer, supplier or competitor of GloTech or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for GloTech, or (c) any political party or any candidate for elective political office nor has any fund or other asset of GloTech been maintained that was not fully and accurately recorded on the books of account of GloTech.

(s)

Copies of Documents. GloTech has made available for inspection and copying by Intra-Asia and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by GloTech with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of GloTech. in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of GloTech or adversely effect the objectives of this Agreement with respect to Intra-Asia including, but not limited to, the issuance and subsequent trading of the shares of common stock of GloTech to be received hereby, subject to compliance by the shareholders of Intra-Asia with applicable law.

(t)

Valid Issuance of Securities. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

(u)

Related Party Transactions. No employee. officer or director of GloTech or member of his or her immediate family is indebted to GloTech. nor is GloTech indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of GloTech is directly or indirectly interested in any material contract with GloTech.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF INTRA-ASIA

4.01	Intra-Asia hereby represents and warrants to GloTech as follows:

	(a)	Intra-Asia shall deliver to GloTech, on or before Closing, the following:

(1)

Financial Statements. Audited financial statements of Intra-Asia including, but not limited to, balance sheets and profit and loss statements from the fiscal years ended December 2001 and 2002, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of Intra-Asia at the dates thereof. (Schedule AA)

		(2)	Property. An accurate list and description of all property, real or personal owned by Intra-Asia of a value equal to or greater than $1,000.00. (Schedule BB)
(3)

Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule BE. (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of Intra-Asia incurred or owing as of the date of this Agreement. (Schedule CC.1.)

(4)

Leases and Contracts. A complete and accurate list describing all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which Intra-Asia is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by Intra-Asia (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2001 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period. (Schedule DD.)

		(5)	Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of Intra-Asia for the repayment of borrowed money. (Schedule EE.)
(6)

Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing. or where consent to an acquisition, Consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF.)

		(7)	Articles and Bvlaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of Intra-Asia. together with all amendments thereto to the date hereof. (Schedule GG.)
(8)

Shareholders. A complete list of all persons or entities holding capital stock of Intra-Asia or any rights to subscribe for, acquire, or receive shares of the capital stock of Intra-Asia (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

		(9)	Officers and Directors. A complete and current list of all officers and Directors of Intra-Asia. (Schedule II.)
(10)

Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of Intra-Asia who received $1,000 or more in aggregate compensation from Intra-Asia whether in salary, bonus or otherwise, who is presently scheduled to receive from Intra-Asia a salary in excess of $1,000.00 during the year ending December 31, 2003, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ.)

(11)

Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of Intra-Asia threatened, which may materially and adversely affect Intra-Asia. (Schedule KK.)

		(12)	Tax Returns. Accurate copies of all Federal and State tax returns for Intra-Asia, if any. (Schedule LL.)
(13)

Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by Intra-Asia under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM.)

(14)

A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which Intra-Asia has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN.)

		(15)	Jurisdictions Where Qualified. A list of all jurisdictions wherein Intra-Asia is qualified to do business and is in good standing. (Schedule 00.)
(16)

Subsidiaries. A complete list of all subsidiaries of Intra-Asia. (Schedule PP.) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which Intra-Asia has an interest, direct or indirect.

		(17)	Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of Intra-Asia, if any. (Schedule QQ.)
(18)

Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which Intra-Asia may have. other than those listed in the schedule on Union Matters. (Schedule RR.)

(19)

Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of Intra-Asia in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS.)

(20)

Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming Intra-Asia as an insured or beneficiary or as a loss payable payee or for which Intra-Asia has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by Intra-Asia regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming Intra-Asia as beneficiary covering the business activities of Intra-Asia. (Schedule TT.)

(21)

Customers. A complete and accurate list (in all material respects) of the customers of Intra-Asia, including all presently effective contracts of Intra-Asia to be assigned to Intra-Asia, accounting for the principle revenues of Intra-Asia, indicating the dollar amounts of gross revenues of each such customer for the period ended as of a recent date. (Schedule UU.)

		(22)	Licenses and Permits. A complete list of all licenses, permits and other authorizations of Intra-Asia. (Schedule VV)

(b)

Organization, Standing and Power. Intra-Asia is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

(c)

Qualification. Intra-Asia is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on Intra-Asia or its business operations. Such jurisdictions, which are the only jurisdictions in which Intra-Asia is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

(d)

Capitalization of Intra-Asia. The authorized capital stock of Intra-Asia consists of 3,000,000 common shares of Common Stock. $.001 par value per share, of which the only shares issued and outstanding are 2,800,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the Intra-Asia stock.

(e)

Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action. including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of Intra-Asia. This Agreement constitutes the valid and binding obligation of Intra-Asia, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by Intra-Asia and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of Intra-Asia's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which Intra-Asia is a party or bound.

(f)

Absence of Undisclosed Liabilities. Intra-Asia has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

(g)

Absence of Changes. Since inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of Intra-Asia, except for changes resulting from completion of those transactions described in Section 5.02.

(h)

Tax Matters. All taxes and other assessments and levies which Intra-Asia is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by Intra-Asia in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.01(f) includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by Intra-Asia income or business prior to the Closing Date.

(i)

Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which Intra-Asia or its shareholders are a party or by which Intra-Asia or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of Intra-Asia or any securities representing the right to purchase or otherwise receive any such capital stock of Intra-Asia.

(j)

Title to Assets. Except for liens set forth in Schedule CC, Intra-Asia is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(k)

Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which Intra-Asia is a party are valid and in full force and effect on the date hereof, and Intra-Asia has not breached any material provision of and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of Intra-Asia.

(l)

Legal Proceedings, Etc. Except as set forth in Schedule KK. there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of Intra-Asia, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of Intra-Asia. Intra-Asia has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(m)

Governmental Regulation. To the knowledge of Intra-Asia and except as set forth in Schedule KK, Intra-Asia is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of Intra-Asia.

(n)

Broker and Finders. Intra-Asia shall be solely responsible for payment to any broker or finder retained by Intra-Asia for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

(o)

Accuracy of Information. No representation or warranty by Intra-Asia contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to GloTech pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(p)

Subsidiaries. Except as listed in Schedule PP, Intra-Asia does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

(q)

Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by Intra-Asia or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

(r)

Improper Payments. No person acting on behalf of Intra-Asia has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of Intra-Asia, or (b) any political party or any candidate for elective political office, nor has any fund or other asset of Intra-Asia been maintained that was not fully and accurately recorded on the books of account of Intra-Asia.

(s)

Copies of Documents. Intra-Asia has made available for inspection and copying by GloTech and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental to the terms and conditions contained in this Agreement. Furthermore. all filings by Intra-Asia with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of Intra-Asia or adversely affect the objectives of this Agreement.

(t)

Investment Intent of Shareholders. Each shareholder of Intra-Asia represents and warrants to GloTech that the shares of GloTech being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act (aren't they register-able but restricted) and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

ARTICLE V.
CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF THE ACQUISITION

5.01	Conduct and Transactions of GloTech. During the period from the date hereof to the date of Closing, GloTech shall:

(a)

Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

	(b)	Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

	(c)	GloTech shall not during such period, except in the ordinary course of business, without the prior written consent of Intra-Asia:

		(1)	Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of its properties or assets;
		(2)	Except as set forth in paragraph 3.01(a) above, declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;
(3)

Except as set forth in paragraph 3.01(a) above, issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(4)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

		(5)	Except as contemplated or required by this Agreement, payor incur any obligation or liability, direct or contingent, of more than $1,000;
		(6)	Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;
		(7)	Make any material change in its insurance coverage;
		(8)	Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;
		(9)	Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;
		(10)	Make any capital expenditures.

5.02	Conduct and Transactions of Intra-Asia. During the period from the date hereof to the date of Closing, Intra-Asia shall:

	(a)	Obtain an investment letter from each shareholder of Intra-Asia in a form substantially like that attached hereto as Exhibit B.

	(b)	Conduct the operations of Intra-Asia in the ordinary course of business.

	(c)	Intra-Asia shall not during such period, except in the ordinary course of business, without the prior written consent of GloTech:

		(1)	Except as otherwise contemplated or required by this Agreement, sell, dispose of or encumber any of the properties or assets of Intra-Asia;
		(2)	Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;
(3)

Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock:

(4)

Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

		(5)	Except as otherwise contemplated and required by this Agreement, payor incur any obligation or liability, direct or contingent of more than $1,000;
		(6)	Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;
		(7)	Make any material change in its insurance coverage;
		(8)	Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees;
		(9)	Except in accordance with existing employment contracts, enter into any agreement or make any commitment to any labor union or organization;
		(10)	Make any material capital expenditures in excess of $1,000.00;
		(11)	Allow any of the foregoing actions to be taken by any subsidiary of Intra-Asia.

ARTICLE VI.
RIGHTS OF INSPECTION

6.01

During the period from the date of this Agreement to the date of Closing of the acquisition, GloTech and Intra-Asia agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of GloTech or Intra-Asia, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, GloTech and Intra-Asia will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.

ARTICLE VII.
CONDITIONS OF CLOSING

7.01

Conditions to Obligations of Intra-Asia. The obligation of Intra-Asia to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by Intra-Asia.

(a)

Representations and Warranties. There shall be no information disclosed in the schedules delivered by GloTech which in the opinion of Intra-Asia would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of GloTech set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations. GloTech shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and GloTech shall have complied in all material respects with the course of conduct required by this Agreement.

(c)

Corporate Action. GloTech shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for Intra-Asia that GloTech has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d)

Consents. Execution of this Agreement by the shareholders of lntra-Asia and any consents necessary for or approval of any party listed on any Schedule delivered by GloTech whose consent or approval is required pursuant thereto shall have been obtained.

(e)

Financial Statements. Intra-Asia shall have been furnished with audited financial statements of GloTech including, but not limited to, balance sheets and profit and loss statements from fiscal years ended December 31, 2001 and 2002. Such financial statements shall have been prepared in conformity with generally accepted accounting principles on a basis consistent with those of prior periods and fairly present the financial position of GloTech as of December 31, 2002.

	(f)	Statutory Requirements. All statutory requirements for the valid consummation by GloTech of the transactions contemplated by this Agreement shall have been fulfilled.

(g)

Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by GloTech for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h)

Changes in Financial Condition of GloTech. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of GloTech, except expenditures in furtherance of this Agreement.

(i)

Absence of Pending Litigation. GloTech is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(j)

Authorization for Issuance of Stock. Intra-Asia shall have received in form and substance satisfactory to counsel for Intra-Asia a letter instructing and authorizing the Registrar and Transfer Agent for the shares of common stock of GloTech to issue stock certificates representing ownership of GloTech common stock to Intra-Asia shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

7.02

Conditions to Obligations of GloTech. The obligation of GloTech to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by GloTech.

(a)

Representations and Warranties. There shall be no information disclosed in the schedules delivered by Intra-Asia, which in the opinion of GloTech, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of Intra-Asia set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b)

Performance of Obligations. Intra-Asia shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and Intra-Asia shall have complied in all respects with the course of conduct required by this Agreement.

(c)

Corporate Action. Intra-Asia shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for GloTech that Intra-Asia has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

	(d)	Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by Intra-Asia, whose consent or approval is required pursuant thereto, shall have been obtained.

(e)

Financial Statements. GloTech shall have been furnished with audited financial statements of Intra-Asia including, but not limited to, balance sheets and profit and loss statements from the fiscal years ended December 2000 and 2001, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of Intra-Asia at the dates thereof.

	(f)	Statutory Requirements. All statutory requirements for the valid consummation by Intra-Asia of the transactions contemplated by this Agreement shall have been fulfilled.

(g)

Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by Intra-Asia for consummation of the transactions contemplated by this Agreement shall have been obtained.

	(h)	Employment Agreements. Existing Intra-Asia employment agreements will have been delivered to counsel for GloTech.

(i)

Changes in Financial Condition of Intra-Asia. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of Intra-Asia, except expenditures in furtherance of this Agreement.

(j)

Absence of Pending Litigation. Intra-Asia is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

	(k)	Shareholder Approval. The Intra-Asia shareholders shall have approved the Agreement and Plan of Reorganization.

ARTICLE VIII.
MATTERS SUBSEQUENT TO CLOSING

8.01

Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

ARTICLE IX.
NATURE AND SURVIVAL OF REPRESENTATIONS

9.01

All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by GloTech or Intra-Asia pursuant hereto, or otherwise adopted by GloTech, by its written approval, or by Intra-Asia by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by GloTech or Intra-Asia as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

ARTICLE X.
TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

10.01

Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

	(a)	By mutual written consent of the Boards of Directors of GloTech and Intra-Asia.

	(b)	By the Board of Directors of GloTech if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

	(c)	By the Board of Directors of Intra-Asia if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.

10.02

Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto. or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.

ARTICLE XI.
EXCHANGE OF SHARES; FRACTIONAL SHARES

11.01

Exchange of Shares. At the Closing, GloTech shall issue a letter to the transfer agent of GloTech with a copy of the resolution of the Board of Directors of GloTech authorizing and directing the issuance of GloTech shares as set forth on Exhibit A to this Agreement.

11.02

Fractional Shares. For any shareholder of GloTech who would otherwise receive a fraction of a share pursuant to the calculations provided herein, the number of shares to be issued shall be rounded up only to the next whole number such that no fractions of shares shall be issued.

11.03

Restrictions on Shares Issued to Intra-Asia. Due to the fact that Intra-Asia will receive shares of GloTech common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of GloTech will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

ARTICLE XII.
MISCELLANEOUS

12.01	Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

12.02

Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested. and addressed to the parties last known address which addresses are currently as follows:

If to "GloTech"			If to "Intra-Asia"
Heinz Fraunhoffer. CEO			Davisson Wu, Secretary
GloTech Industries, Inc.			Intra-Asia Entertainment Corporation
2135 Hawthorne Road, Suite 112			1111 Corporate Center Dr. Ste 203B
Gainesville, FL			Monterey Park, CA 91754

With copies to:			With copies to:

Cletha A. Walstrand. Esq			James A. Reskin. Esq.
609 Judge Building			Suite 400, The Marmaduke Bldg
8 East Broadway			520 South Fourth Avenue
Salt Lake City. UT 84111			Louisville, KY 40202-2577

12.03

Amendment and Waiver. The parties hereby may. by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

	(a)	Extend the time for the performance of any of the obligations of the other;

	(b)	Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

	(c)	Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

	(d)	Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 12.03 shall be valid if authorized or ratified by the Board of Directors of such party.

12.04

Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of anyone or more remedies by GloTech or Intra-Asia shall not constitute a waiver of the right to pursue other available remedies.

12.05	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.06	Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of GloTech and Intra-Asia and its shareholders.

12.07

Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

12.08	Intra-Asia shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

12.09	Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GloTech Industries, Inc.			Intra-Asia Entertainment Corporation

By:_______________________________			By:_______________________________

EXHIBIT A
SHAREHOLDER DATA AND ACKNOWLEDGMENTS
OF
INTRA-ASIA ENTERTAINMENT CORPORATION SHAREHOLDERS

BY EXECUTION BELOW, EACH OF THE UNDERSIGNED HEREBY APPROVES THE AGREEMENT AND PLAN OF REORGANIZATION WITH GLOTECH INDUSTRIES, INC. AND UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS READ THE AGREEMENT AND PLAN OF REORGANIZATION WITH GLOTECH INDUSTRIES, INC. AND UNDERSTANDS ITS TERMS AND CONDITIONS. BY EXECUTION BELOW, EACH OF THE UNDERSIGNED ACKNOWLEDGES AND AGREES TO THE SPECIFIED SURRENDER OF SHARES AND DIRECTS THAT SHARES BE ISSUED AS PROVIDED.

SHARES TO BE SURRENDERED	SHARES TO BE ISSUED	RECIPIENT AND ADDRESS
1,976,520	39,530,400	weichang international
		1111 CORPORATE CENTER DR. #203B
		MONTEREY PARK, CA 91754

	APPROVED BY:	________________________

494,093	9,881,860	STANLEY WU
		1111 CORPORATE CENTER DR. #203B
		MONTEREY PARK, CA 91754

	APPROVED BY:	________________________

79,576	1,591,520	DAVISSON WU
		1111 CORPORATE CENTER DR. #203B
		MONTEREY PARK, CA 91754

	APPROVED BY:	________________________

EXHIBIT B
INVESTMENT REPRESENTATION STATEMENT

PURCHASER:	________________________

ISSUER:	GLOTECH INDUSTRIES, INC. (REFERRED TO HEREINBELOW AS THE "COMPANY")

SECURITY:	COMMON STOCK, PAR VALUE $.001

QUANTITY:	______________________ SHARES

IN CONNECTION WITH THE PURCHASE OF THE ABOVE-LISTED SECURITIES OF THE COMPANY, I, THE PURCHASER REPRESENT TO THE COMPANY THE FOLLOWING:

1.

Investment. I am aware of the Company's business affairs and financial condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

2.

Restrictions on Transfer Under Securities Act. I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

3.

Sales Under Rule 144. I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

4.

Limitations on Rule 144. I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

In Witness Whereof, the undersigned has executed this Investor Representation Statement with knowledge that the above-named Issuer will rely on the truth and completeness of the representations and warrantees contained here.

DATE	PURCHASER

__________________________	By:____________________

ADDENDUM TO
AGREEMENT AND PLAN OF REORGANIZATION

          THIS ADDENDUM TO AGREEMENT AND PLAN OF REORGANIZATION (this "Addendum"), dated as of September 30, 2004, is made by and among Intra-Asia Entertainment Corporation (f/k/a GloTech Industries, Inc.), a Nevada corporation ("Intra-Asia Nevada"), Intra-Asia Entertainment Corporation, a Delaware corporation ("Intra-Asia Delaware "), and those certain shareholders of Intra-Asia Delaware executing this Addendum.

          A.          The parties hereto entered into an Agreement and Plan of Reorganization (the "Agreement"), dated as of December 19, 2003, whereby Intra-Asia Nevada agreed to acquire not less than 2,550,189 common shares of Intra-Asia Delaware, which represented approximately 91% of the outstanding shares of common stock of Intra-Asia Delaware, in exchange for up to 56,000,000 shares of restricted common stock of Intra-Asia Nevada, or 100% of the post-Reorganization Agreement issued and outstanding securities of Intra-Asia Nevada (such transaction is hereinafter referred to as the "Reorganization").

          B.          In connection with the Reorganization, a reverse split of Intra-Asia Nevada's then issued and outstanding shares of common stock was effected at a ratio of 5.37 previously outstanding shares for one issued and outstanding share (the "Share Exchange") on January 2, 2004.

C. At the time the Agreement was executed, a number of conditions precedent to closing the transactions described therein (the "Closing Conditions") had not been satisfied.

          D.          All of the Closing Conditions have been satisfied, and the parties hereto desire to declare the Reorganization effective as of September 30, 2004 and the Share Exchange effective as of January 2, 2004.

NOW THEREFORE, in consideration of the mutual promises contained in the Agreement and other good and valuable consideration, the parties hereto agree as follows:

1. The parties hereto agree that all of the Closing Conditions have been satisfied pursuant to the terms of the Agreement.

2. The Reorganization shall be effective as of September 30, 2004.

3. The Share Exchange shall be effective as of January 2, 2004.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above.

INTRA-ASIA ENTERTAINMENT CORPORATION, a Nevada corporation

By: ______________________________

Title:_____________________________

INTRA-ASIA ENTERTAINMENT CORPORATION, a Delaware corporation

By: ______________________________

Title:_____________________________

WEICHANG INTERNATIONAL

By: ______________________________

Title:_____________________________

__________________________________ Stanley Wu

__________________________________ Davisson Wu